[LETTERHEAD OF GIORDANO, HALLERAN & CIESLA]

DIRECT DIAL NUMBER                 DIRECT EMAIL                CLIENT/MATTER NO.
(732) 741-3900                     info@ghclaw.com             10971-0003

                                                                     EXHIBIT 5.1

                                February 2, 2005

Central Jersey Bancorp
627 Second Avenue
Long Branch, New Jersey 07740

      Re:   Registration Statement on Form S-8 relating to
            Allaire Community Bank Stock Option Plans
            -----------------------------------------

Ladies and Gentlemen:

      We have acted as counsel to Central Jersey Bancorp, a New Jersey corporation (the "Company"), in connection with the preparation and filing on this date by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement is being filed with the Commission for the registration of 363,597 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), which have been reserved for issuance under the Allaire Community Bank 1999 Employee Stock Option Plan, the Allaire Community Bank 2000 Employee Stock Option Plan, the Allaire Community Bank 2001 Employee Stock Option Plan, the Allaire Community Bank 1999 Director Stock Option Plan, the Allaire Community Bank 2000 Director Stock Option Plan and the Allaire Community Bank 2001 Director Stock Option Plan (each a "Plan," and collectively, the "Plans"). Allaire Community Bank is a wholly-owned subsidiary of the Company. This opinion letter has been included as an exhibit to the Registration Statement.

      In rendering the opinion set forth below, we have examined and relied upon the originals, specimens, or photostatic or certified copies of (a) the Registration Statement, (b) the Plans and (c) such certificates, corporate and public records, agreements and instruments and other information and documents as we have deemed relevant and necessary as the basis for the

GIORDANO, HALLERAN & CIESLA
A Professional Corporation
     Attorneys At Law

Central Jersey Bancorp
February 2, 2005
Page 2

opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of each document, agreement and instrument submitted to us as an original, the conformity to the original of each document, agreement and instrument submitted to us as a certified copy or photostatic copy, the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinion that were not known to us, we have relied upon statements and representations of officers and other representatives of the Company.

      In addition, we have assumed, in rendering the opinion set forth below, that any stock certificate evidencing any shares of the Company's Common Stock registered under the Registration Statement, when issued under the Plans, will have been duly executed on behalf of the Company and will have been countersigned by the Company's transfer agent and registered by the Company's registrar prior to its issuance.

      We express no opinion concerning the laws of any jurisdiction other than those of the United States of America, and the laws of the State of New Jersey.

      Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock registered under the Registration Statement have been duly authorized, and, when issued and delivered by the Company pursuant to the Plans, and paid for in accordance with the Plans, will be validly issued, fully paid and non-assessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the General Rules and Regulations of the Commission.

                                        Very truly yours,


                                        /s/ Giordano, Halleran & Ciesla
                                        A Professional Corporation

                                        GIORDANO, HALLERAN & CIESLA
                                        A Professional Corporation

PTC:nek